Exhibit 3.29

AMENDED AND RESTATED BYLAWS

OF

HAWAII STEVEDORES, INC.

ARTICLE I

OFFICES

The principal office of Hawaii Stevedores, Inc. (hereinafter the “Corporation”) shall be located at 965 N. Nimitz Highway, Honolulu, Hawaii 96817. In addition to its principal office, the Corporation may maintain offices in such other place or places within or without the State of Hawaii as may be from time to time designated by the Board of Directors.

ARTICLE II

STOCKHOLDERS’ MEETING

Section 2.1 Annual Meeting. Unless dispensed with by unanimous written consent of stockholders in accordance with law and with Section 2.5 of these Bylaws, the annual meeting of the stockholders shall be held at such place and on such date in the month of February, March, or April in each year as the President shall designate. If the President shall fail to designate such date, then the annual meeting for that year shall be held at such place and on such date as shall be fixed by the Board of Directors. At the annual meeting the voting stockholders shall elect the directors to hold office until the next annual meeting and thereafter until their successors shall be duly elected and qualified and (subject to any requirements of law, the Articles of Incorporation, or these Bylaws with respect to notice) may transact any other business that may be brought before the meeting and take any other corporate action.

Section 2.2 Special Meetings. Special meetings of the stockholders shall be called by the Secretary upon written request of the President, any two directors of the Corporation, or the holders of not less than one-fourth of the then issued and outstanding voting stock of the Corporation filed with the Secretary of the Corporation, or upon the resolution of the Board of Directors. At any special meeting such business shall be brought before the stockholders and may be transacted as shall have been specified in the notice of such meeting, but any other business may be transacted subject to any requirements of law, the Articles of Incorporation, or these Bylaws with respect to notice. Special meetings of stockholders shall be held at such place and at such times (which times shall be a reasonable time after the filing of a request for a special meeting with the Secretary and in any case not more than 60 days after such filing) as shall be fixed by the Board of Directors.

Section 2.3 Quorum. A majority of the voting stock issued and outstanding at the time set for any annual or special meeting shall constitute a quorum for the transaction of business and any decision of a majority of such quorum shall be valid and binding upon the Corporation, except as otherwise specifically provided by law, the Articles of Incorporation, or these Bylaws. Each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of voting stock registered in his name on the books of the Corporation.

Section 2.4 Notice of Meeting. Written notice specifying the time and place of the stockholders’ meeting, whether annual or special, and if a special meeting the general nature of the business to be considered, shall be given to each stockholder not less than ten nor more than 70 days before the date of the meeting, either by serving the same upon the stockholder personally or by mailing the same, with postage prepaid thereon, to the stockholder at his last known address as shown on the stock transfer books of the Corporation. Non-receipt of such notice by any stockholder shall not invalidate any business done at any meeting, either annual or special, at which a quorum is present. Any stockholder may, prior to, at the meeting, or subsequent thereto, waive notice of any meeting in writing signed by himself or his duly authorized attorney-in-fact.

Section 2.5 Action Without Meeting. Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken in connection with any corporate action permitted by Hawaii law, the meeting and vote of stockholders may be dispensed with if all of the stockholders who would have been entitled to vote upon the action, if the meeting were held, consent in writing to the corporate action being taken.

ARTICLE III

DIRECTORS

Section 3.1 Number and Qualifications. Subject to the limitations set forth in the Articles of Incorporation or by law, the number of directors shall be fixed each year and the directors shall be elected by the voting stockholders at their annual meeting, or in case of failure to act at said meeting, at a special meeting held thereafter, or by written consent in accordance with Section 2.5 of these Bylaws in lieu of such meeting. Each director shall hold office until the next annual meeting and thereafter until his successor is duly elected or appointed and qualified, subject, however, to removal by the voting stockholders.

Section 3.2 Chairman of the Board. The Board of Directors may appoint from its members a Chairman of the Board who shall preside at all meetings; serve at the pleasure of the Board of Directors; and perform such other duties as may be assigned to him by the Articles of incorporation, these Bylaws, or the Board of Directors.

Section 3.3 Quorum. A majority of the members of the Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, and a majority of such quorum shall be sufficient for the adoption of any action of the Board of Directors.

Section 3.4 Vacancies. In case of any vacancies in the Board of Directors, the remaining directors (although less than a majority thereof) may fill the same by the affirmative vote of a majority of the remaining directors. The director elected to fill such vacancy shall hold office until the next annual meeting and thereafter until his successor is duly elected or appointed and qualified, subject, however, to removal by the voting stockholders.

Section 3.5 Notice of Meetings. The Board of Directors shall hold a meeting immediately following the annual meeting of the stockholders. Other meetings may be held at such times as the business of the Corporation shall require according to resolutions of the Board of Directors or upon the call of the Chairman of the Board, the President, or any two directors. Notice of any meeting of the Board of Directors shall be given to each director by the Secretary or by the person, or by one of the persons, calling the meeting, not less than 24 hours before the date set for the meeting, by advising him by telephone, by word of mouth, or by leaving written notice of such meeting with him or at his residence or usual place of business. Non-receipt of any such notice shall not invalidate any business done at any meeting at which a quorum is present. The presence of any director at any meeting shall be the equivalent of the waiver of the requirement of giving of notice of said meeting to such director. Any director, whether attending a meeting or not, may, prior to, at the meeting, or subsequent thereto, waive notice of the meeting.

Section 3.6 Telephone Meetings. Subject to the notice requirements in Section 3.5 hereof, members of the Board of Directors or any committee designated thereby may participate in a meeting of the Board of Directors or of such committee by means of a conference by telephone or similar communication equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation by such members shall constitute presence in person at a meeting.

Section 3.7 Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee designated thereby may be taken if all the directors or all of the members of the committee, as the case may be, sign a written consent setting forth the action to be taken at any time before or after the intended effective date of such action. Such consent shall be filed with the minutes of the Board of Directors or committee, as the case may be, and shall have the same effect as a unanimous vote.

Section 3.8 Removal of Directors and Filling of Vacancies. The voting stockholders of the Corporation may at any meeting called for that purpose remove from office any director, including any director appointed by the Board of Directors pursuant to the provisions of Section 3.3 hereof. The voting stockholders of the Corporation may at any special meeting, whether called for the purpose or not, decrease the number of directors but no such decrease shall have the effect of shortening the term of any incumbent director. The voting stockholders of the Corporation may fill any vacancies that may then exist in the Board of Directors, whether caused by resignations, removals, or otherwise.

Section 3.9 Powers of Directors. Subject to instructions by the voting stockholders and to any limitations provided by law or set forth in the Articles of Incorporation or in these Bylaws, the Board of Directors shall have full power to control and direct the business and affairs of the Corporation and to exercise all the powers and perform all the acts which the Corporation may legally exercise and perform. The Board of Directors may appoint committees as deemed appropriate in carrying out its purposes.

Section 3.10 Fees and Expenses. The Board of Directors may authorize the payment of fees and reimbursement of expenses for attendance at meetings of the Board of Directors or any committee created by the Board of Directors. Any director may serve the Corporation in any other capacity and receive compensation therefor.

ARTICLE IV

OFFICERS

Section 4.1 Generally. The officers of the Corporation shall consist of a President, one or more Vice Presidents, a Treasurer, and a Secretary. Not less than two persons shall be officers of the Corporation. The officers shall be appointed annually by the Board of Directors at its first meeting after the annual or special meeting of the stockholders at which the Board of Directors is elected and shall hold office until the next annual meeting and thereafter until their successors shall be duly appointed and qualified. The number of Vice Presidents may be changed from time to time by the Board of Directors at any meeting or meetings thereof and, if increased at any time, the additional Vice President or Vice Presidents shall be appointed by the Board of Directors. There may also be one or more Assistant Vice Presidents, Assistant Treasurers, Assistant Secretaries, and other subordinate officers who shall be appointed by the Board of Directors, and the number thereof shall be determined from time to time by the Board of Directors.

Section 4.2 Vacancies. Vacancies that may occur in any office shall be filled by appointment by the Board of Directors for the remainder of the term of such office. In case of the absence from the State of Hawaii or other temporary disability of any officer, the Board of Directors may appoint a temporary officer to serve during such absence or disability.

Section 4.3 Removals. The Board of Directors of the Corporation may at any time remove from office or discharge from employment any officer, subordinate officer, agent, or employee appointed by the Board of Directors or by any person under authority delegated by the Board of Directors.

Section 4.4 President. The President shall be the chief executive officer of the Corporation. The President shall preside at all meetings of the stockholders, and in the absence of the Chairman of the Board, if any, at meetings of the Board of Directors.

Subject to the control of the Board of Directors, the President shall have general charge and care of the business and property of the Corporation, shall appoint and discharge employees and agents of the Corporation and determine their compensation, shall vote the stock of other companies that is owned by the Corporation, and shall do and perform such additional duties as shall be prescribed by the Board of Directors. When authorized by the Board of Directors so to do, he may delegate to one of the Vice Presidents the whole or any part of the general management and care of the business and property of the Corporation, including the employment and discharge of agents and employees.

Section 4.5 Vice Presidents. It shall be the duty of the Vice Presidents to assume and perform the duties of the President in the absence or disability of the President or whenever the office of President is vacant. Each Vice President shall do and perform such additional duties as shall be prescribed by the Board of Directors.

Section 4.6 Treasurer. The Treasurer shall be the financial and accounting officer of the Corporation. The Treasurer shall have custody of all moneys, valuable papers, and documents of the Corporation, shall keep the same for safekeeping in such depositories as may be designated by the Board of Directors, and shall expend the funds of the Corporation as directed by the Board of Directors. He shall register and transfer stock of the Corporation under such regulations as may be prescribed by the Board of Directors or these Bylaws. He shall keep or cause to be kept a book or books setting forth a true record of the receipts and expenditures, assets and liabilities, losses and gains of the Corporation and shall, when and as required by the Board of Directors, render a statement of the financial condition of the Corporation. If required to do so by the Board of Directors, he shall give a bond in such amount and with such surety as may be prescribed by the Board of Directors for the faithful discharge of his duties. He shall also do and perform such additional duties as shall be prescribed by the Board of Directors. In the absence or disability of the Treasurer, his duties shall be performed by the Secretary or by an Assistant Treasurer.

Section 4.7 Secretary. The Secretary shall be ex officio secretary of the Board of Directors, shall give or cause to be given all required notices of meetings of the stockholders and the Board of Directors, shall record the proceedings of meetings of the stockholders and the Board of Directors in a book or books to be kept for that purpose, and shall perform such other duties as may be assigned to him from time to time by the Board of Directors and by the President. In the absence or disability of the Secretary, his duties shall be performed by the Treasurer or by an Assistant Secretary.

ARTICLE V

EXECUTION OF INSTRUMENTS

Section 5.1 Instruments in General. All checks, dividend warrants, and other orders for the payment of money, drafts, notes, bonds, acceptances, all contracts, deeds, leases, mortgages, agreements of sale, bills of lading, agreements and understandings to do or perform public or private work, and all bids, tenders, or proposals to enter into any contract, agreements, or understandings with respect thereto, and all bid or contract bonds accompanying and guaranteeing the same or any of them, and all other instruments, except as otherwise provided in these Bylaws, shall be signed by such person or persons as shall be provided by general or special resolution of the Board of Directors and in the absence of any such general or special resolution applicable to any instrument, then such instrument shall be signed by the President, any Vice President, the Treasurer, or the Secretary.

Section 5.2 Facsimile Signatures. The Board of Directors may provide for the execution of checks, stock certificates, and other written instruments by printed, lithographed, or engraved facsimile signature or signatures.

ARTICLE VI

CAPITAL STOCK

Section 6.1 Manner of Executing. The President shall issue or cause to be issued to each stockholder a certificate or certificates signed by himself or one of the Vice Presidents and countersigned by the Treasurer or by the Secretary, or by the Assistant Treasurer or Assistant Secretary, certifying the number and class, and series, if any within a class, of the shares of the stock of the Corporation represented by such certificate or certificates.

Section 6.2 Transfers. Shares of stock of the Corporation shall be transferable only upon its books by the holder or holders thereof in person or by his or their authorized attorney or legal representative who shall at such time surrender to the Corporation, duly endorsed, the old certificate or certificates and receive new certificates in exchange therefor. Each transfer shall be recorded and the original record or duplicate thereof shall be kept at the principal office of the Corporation in Honolulu, Hawaii. All transfers shall be subject to Section 6.4 hereof.

Section 6.3 Closing of Transfer Books and Record Date. The books for the transfer of shares of the capital stock of the Corporation or any class thereof may be closed as the Board of Directors may from time to time determine for a period not exceeding 70 days before any meeting of stockholders, or before the day appointed for the payment of any dividend, or before any date on which rights of any kind in or in connection with the shares of the capital stock of the Corporation or of any class thereof are to be determined or exercised; provided, however, that in lieu of closing the books for the transfer of shares of the capital stock of the Corporation or of any class thereof the Board of Directors may fix in advance a date not more than 70 days before any such meeting (but not less than 10 days before such meeting), or any such payment date, or any such date for the determination or exercise of rights, as a record date for the determination of the stockholders of the Corporation or of such class thereof entitled to notice of and to vote at any such meeting, or entitled to receive any such dividend, or entitled to receive or exercise any such rights. In the event that the books for the transfer of shares of the capital stock of the Corporation or of any class thereof are to be closed, the Secretary may be directed by the Board of Directors to give notice of such closing to the holders of such shares.

Section 6.4 Right of First Refusal.

(a) Whenever any stockholder desires to sell, transfer, or otherwise dispose of all or any part of the shares of stock of the Corporation that such stockholder then owns, the stockholder shall deliver a written notice thereof to the Corporation, specifying the number of shares that the stockholder wishes to dispose of. Upon delivery of such written notice, the Corporation shall have the first option to buy (and the selling stockholder shall sell to the Corporation) all or any part of the shares owned by the selling stockholder that the stockholder has specified in said written notice that he desires to dispose of at a price equal to the aggregate book value of such shares as of the end of the accounting period preceding the date of delivery to the Corporation of said written notice. The Corporation shall pay for such shares within 90 days following the date said written notice is received by it.

(b) As of the date a stockholder (i) ceases to be either an employee or a director of the Corporation or (ii) dies, the Corporation shall have the first option to buy (and the stockholder, or in the case of the stockholder’s death, his executor, administrator, or personal representative, shall sell to the Corporation) all or any part of the shares of stock of the Corporation owned by the stockholder as of the date of such event at a price equal to the aggregate book value of such shares as of the end of the accounting period preceding such date. The Corporation shall pay for such shares within 90 days following the date of such event or such longer period as may be agreed between such stockholder or his executor, administrator, or personal representative and the Corporation.

(c)(1) If the Corporation elects not to buy all of the shares offered for sale to it by the selling stockholder or representative thereof under Section 6.4 (a) or (b), then the Corporation shall notify in writing the offering stockholder or representative thereof and the other stockholders of the Corporation of said election within 30 days following the date said written notice is received by the Corporation, and the other stockholders shall have the option to buy such shares for 30 days after notice is given by the Corporation in proportion to their then current holdings of shares of stock of the Corporation (and the selling stockholder or representative thereof shall sell to any of the other stockholders who elect to buy) any of the shares that the Corporation and/or any other stockholders elect not to buy, at the same price set forth above. Individual stockholders shall pay for their portion of the shares they are buying under this Section 6.4 (c) (1) within 90 days after the date on which the Corporation delivers the written notice to the purchasing stockholder.

    (2) If any of the available shares remain unsold after the lapse of the 30-day option period of Section 6.4 (c) (1), a stockholder who exercised his option under Section 6.4 (c) (1) shall have an additional option to buy such unsold shares for the 15-day period following such 30-day option period. If more than one such stockholder exercises such additional option, such shares shall (unless otherwise agreed to in writing by such stockholders) be purchased by each such stockholder in the proportion his then holdings of shares of stock of the

Corporation after giving effect to purchases under Section 6.4(c)(l) are of the then holdings of shares of stock of the Corporation of all stockholders exercising the additional option under this Section 6.4(c)(2) after giving effect to purchases under Section 6.4(c)(l). Individual stockholders may pay for their portion of the shares they are buying under this Section 6.4(c)(2) within 90 days after the date on which the Corporation delivers the written notice under Section 6.4(c)(l).

(d) If any of the available shares remain unsold after full compliance by the offering stockholder or the executor, administrator, or personal representative of a deceased stockholder with the foregoing provisions, then the selling stockholder may sell such remaining shares, provided, however, the sale shall be completed no later than 120 days after giving of the original notice. If the offering stockholder or representative thereof does not complete such a sale within 120 days, then the original notice shall be of no further effect and the offering stockholder or representative thereof may not subsequently dispose of such shares unless the procedures set forth in this Section 6.4 are followed again or unless the offering stockholder or representative thereof shall dispose of such shares with the prior written consent of the Corporation and the other stockholders.

(e) Section 6.4(a) through (d) shall not apply if a stockholder who has at any time personally guaranteed a debt of the Corporation transfers by sale, gift, or bequest all or any part of his shares of stock of the Corporation to his spouse, and/or children or any trust for the exclusive benefit of the stockholder, his spouse, and/or children. If such a stockholder so transfers his shares, such shares shall be subject to this Section 6.4, including Section 6.4 (b), after such transfer; provided that if such transfer is to the stockholder’s spouse, Section 6.4(a) through (d) shall not apply to such spouse’s transfer by sale, gift, or bequest of all or any part of such shares to the children of such stockholder or any trust for the exclusive benefit of such children. If such a spouse so transfers any shares, such shares shall be subject to this Section 6.4, including Section 6.4(b), after such transfer.

ARTICLE VII

GENERAL PROVISIONS

Section 7.1 Adjournment. Whenever at any meeting provided for in these Bylaws less than a quorum shall be present or represented, such meeting may thereupon be adjourned without notice from time to time by a majority vote of those present or represented and entitled to vote until a quorum shall be present or represented. Any meeting at which a quorum is present or represented may be adjourned in the same manner for such time as may be fixed by a majority vote at such meeting. Whenever a quorum is present at any adjourned meeting, any business may be transacted that could have been done at the meeting originally called.

Section 7.2 Fiscal Year. The fiscal year of the Corporation shall be as determined from time to time by the Board of Directors.

Section 7.3 Approval of Acts of Board of Directors. At any annual or special meeting of the stockholders, any or all of the acts of the Board of Directors may be submitted for ratification and approval and may be ratified or approved by the stockholders. Such ratification or approval shall be as valid and binding upon the Corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the Corporation.

ARTICLE VIII

AMENDMENTS

These Bylaws may be amended, altered, or repealed and new Bylaws may be adopted by the affirmative vote of a majority of the members of the Board of Directors of the Corporation, subject to repeal or change by action of the stockholders.

ARTICLE IX

INDEMNIFICATION OF DIRECTORS, OFFICERS,

EMPLOYEES, AND AGENTS

Section 9.1 Definitions. As used in this Article IX, the following terms shall have the following meanings:

(a) “Employee” means each person who is or was a director, officer, employee, or agent of the Corporation or who is or was serving at the request of the Corporation as a director, officer, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, association, or other enterprise.

(b) “Costs” means expenses (including attorney’s fees), judgments, fines, and amounts paid in settlement in connection with any Cause of Action.

(c) “Cause of Action” means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative.

Section 9.2 Indemnification.

(a) The Corporation shall indemnify each Employee who was or is a party or is threatened to be made a party to any Cause of Action (other than a Cause of Action by or in the right of the Corporation) by reason of the fact that he/she is or was an Employee against Costs actually and reasonably incurred by him/her in connection with such Cause of Action if (i) he/she acted in good faith and in a manner he/she reasonably believed to be in or not opposed to the best interests of the Corporation, and (ii) with respect to any criminal Cause of Action, he/she had no reasonable cause to believe his/her conduct was unlawful.

(b) The Corporation shall indemnify each Employee who was a party or is threatened to be made a party to any Cause of Action by or in the right of the Corporation by reason of the fact that he/she is or was an Employee against Costs actually and reasonably incurred by him/her in connection with such Cause of Action if he/she acted in good faith and in a manner he/she reasonably believed to be in or not opposed to the best interests of the Corporation.

(c) To the extent that an Employee has been successful on the merits or otherwise in defense of any Cause of Action or defense of any claim, issue, or matter therein, the Employee shall be deemed to have met the applicable standard of conduct set forth in Section 9.2(a) or (b) hereof and shall be indemnified by the Corporation against Costs actually and reasonably incurred by him/her in connection, therewith.

(d) To the extent that an Employee has not been successful on the merits or otherwise in defense of any Cause of’ Action or defense of any claim, issue, or matter therein, the Employee shall nonetheless be indemnified against Costs actually and reasonably incurred by him/her in connection therewith unless the tribunal, if any, in which such Cause of Action is or was pending upon application by the Corporation determines that the Employee has not met the applicable standard of conduct set forth in Section 9.2 (a) or (b) hereof. The termination of any Cause of Action by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not create a presumption that such applicable standard of conduct has not been met.

(e) Costs incurred in connection with any Cause of. Action shall be paid by the Corporation in advance of the final disposition of such Cause of Action upon receipt of an undertaking by or on behalf of the Employee to repay the advanced amount if it is ultimately determined pursuant to Section 9.2(d) hereof that the Employee is not entitled to be indemnified by the Corporation.

(f) The indemnification provided by this Article IX shall (i) not be deemed exclusive of any other rights to which an Employee may be entitled, and (ii) continue to a person who has ceased to be an Employee and shall inure to the benefit of his/her heirs, executors, and administrators.

Section 9.3 Insurance. The Corporation may purchase and maintain insurance on behalf of any Employee against any liability asserted against or incurred by the Employee, whether or not the Corporation would have the power to indemnify the Employee against such liability. Any such insurance may be procured from any insurance company, including an insurance company in which the Corporation may have an equity or other interest, through stock ownership or otherwise.

Section 9.4 Effect of Indemnification. This Article IX shall be effective with respect to any Cause of Action arising at any time from acts or omissions occurring prior to the date this Article IX is amended or terminated.

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